UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2005 (March 8, 2005)



                         PATRIOT SCIENTIFIC CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                      0-22182                 84-1070278
         --------                      -------                 ----------
(State or other jurisdiction of     (Commission        (I.R.S. Empl. Ident. No.)
incorporation or organization)      File Number)

         10989 Via Frontera, San Diego, California               92127
         -----------------------------------------              ------
         (Address of principal executive offices)              (Zip Code)

                                 (858) 674-5000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01         OTHER EVENTS.
---------         ------------

      On March 8, 2005, Judge Jeremy Fogel, United States District Judge for the Northern District of California, issued an order that denied the Company from introducing Willis E. Higgins' testimony and disqualified the Company's New York and California counsels from representing the Company in Case Number C 04-0618 JF, Patriot Scientific Corporation v. Charles H. Moore, et al. The order was granted as a result of Mr. Higgins prior legal representation of Mr. Moore during the initial filing of a patent application in 1989.

      A case management conference with Judge Fogel is scheduled for April 22, 2005. The Company is currently reviewing its options which include: 1) retaining alternate counsel and presenting the facts of the case before Judge Fogel without Mr. Higgins' testimony, 2) requesting Judge Fogel to reconsider the order, and 3) filing for a review of the order with the Federal Circuit Court.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PATRIOT SCIENTIFIC CORPORATION


Dated:  March 15, 2005             By:  /s/  LOWELL W. GIFFHORN
                                       ------------------------
                                             Lowell W. Giffhorn
                                             Exec. V.P., Chief Financial Officer
                                             & Secretary


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